    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 26, 2004

                                               REGISTRATION NO. 333 - __________
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           SYNAGRO TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               Delaware                                     88-0219860
      (STATE OR OTHER JURISDICTION OF                    (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NO.)

        1800 Bering Drive, Suite 1000                          77057
        Houston, Texas                                       (ZIP CODE)
        (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                Synagro Technologies, Inc. 2000 Stock Option Plan
            Non-Qualified Stock Option Agreement - Robert C. Boucher
            Non-Qualified Stock Option Agreement - Milburn Honeycutt
             Non-Qualified Stock Option Agreement - Richard D. Moro
              Non-Qualified Stock Option Agreement - Ross M. Patten
               Non-Qualified Stock Option Agreement - Mark A. Rome
              Non-Qualified Stock Option Agreement - Paul C. Sellew
            Non-Qualified Stock Option Agreement - Alvin L. Thomas II
             Non-Qualifies Stock Option Agreement - J. Paul Withrow

                            (FULL TITLE OF THE PLAN)

                               Alvin L. Thomas II
                          Secretary and General Counsel
                           Synagro Technologies, Inc.
                          1800 Bering Drive, Suite 1000
                              Houston, Texas 77057
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (713) 369-1700
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                         CALCULATION OF REGISTRATION FEE

                                                               PROPOSED
                                        AMOUNT                  MAXIMUM                PROPOSED MAXIMUM
TITLE OF SECURITIES                      TO BE              OFFERING PRICE                 AGGREGATE                AMOUNT OF
TO BE REGISTERED                     REGISTERED(1)           PER SHARE(2)              OFFERING PRICE(2)        REGISTRATION FEE
----------------                     -------------           ------------              -----------------        ----------------
COMMON STOCK,  PAR VALUE $0.002
PER SHARE ("COMMON STOCK")            10,662,920                $2.81                   $29,938,778                    $3,793.24

(1) Pursuant to Rule 416(a), also registered hereunder is an indeterminate number of shares of Common Stock issuable as a result of the anti-dilution provisions of the Synagro Technologies, Inc. 2000 Stock Option Plan (the "Plan").

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h), based on the average of the high and low sales price of a share of the Company's Common Stock on the Nasdaq National Market on October 22, 2004 (which average is $2.93), with respect to 3,546,328 shares of Common Stock as to which awards have not been granted as of the date of this Registration Statement and 7,116,592 shares of Common Stock as to which awards have been granted as follows: 5,362,000 shares at an exercise price of $2.50 per share; 57,500 shares at an exercise price of $2.52 per share; 10,000 shares at an exercise price of $2.53 per share; 20,000 shares at an exercise price of $2.61 per share; 158,334 shares at an exercise price of $2.75 per share; 100,000 shares at an exercise price of $2.76; 250,000 shares at an exercise price of $2.81 per share; 175,000 shares at an exercise price of $2.90 per share; 75,000 shares at an exercise price of $3.00 per share; 75,000 shares at an exercise price of $3.13 per share; 485,000 shares at an exercise price of $3.25 per share; 30,000 shares at an exercise price of $3.34 per share; 470 shares at an exercise price of $4.25 per share; 1,296 shares at an exercise price of $4.63 per share; 40,000 shares at an exercise price of $4.75 per share; 1,230 shares at an exercise price of $4.88 per share; 50,000 shares at an exercise price of $5.06 per share; 762 shares at an exercise price of $5.25 per share; 225,000 shares at an exercise price of $6.31 per share;

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed by Synagro Technologies, Inc. (the "Company" or "Synagro") with the Securities and Exchange Commission under the Securities Exchange Act of 1934 are hereby incorporated by reference in this Registration
Statement:

      (i) The Company's Annual Report on Form 10-K/A for the year ended December 31, 2003 filed with the Securities and Exchange Commission (the "Commission") on October 20, 2004;

      (ii) The Quarterly Reports on Form 10-Q/A filed by the Company for the fiscal quarters ended March 31, 2004 and June 30, 2004 filed with the Securities and Exchange Commission on October 20, 2004.

      (iii) The description of the Company's common stock contained in the Company's Registration Statement on Form 10 (No. 21054), as filed on December 30, 1992, and all amendments and reports thereafter filed for the purpose of updating such description; and

      (iv) The description of the Company's preferred share purchase rights contained in the Company's Registration Statement on Form 8-A (No. 21054), as filed on December 27, 1996.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      The legality of the Common Stock is opined on by Alvin L. Thomas II, the Company's Executive Vice President and General Counsel. As of September 30, 2004, Mr. Thomas owned 2,745 shares of Common Stock, either directly or through employee benefit plans, and held options to acquire 680,000 shares of Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Under Delaware law, a corporation may include provisions in its certificate of incorporation that will relieve its directors of monetary liability for breaches of their fiduciary duty to the corporation, except under certain circumstances, including a breach of the director's duty of loyalty, acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of law, the approval of an improper payment of a dividend or an improper stock purchase or redemption or any transaction from which the director derived an improper personal benefit.

      Section 145(a) of the General Corporation Law of the State of Delaware ("DGCL") grants to the Company the authority to indemnify each officer and director of the Company against liabilities and expenses incurred by reason of the fact that he is or was an officer or director of the Company if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (i) by a majority vote of the directors who are not parties to such action, suit, or proceeding, even through less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (iii) by the stockholders. The Restated Certificate of Incorporation and bylaws of the Company require the Company to indemnify the Company's directors and officers to the fullest extent permitted under Delaware law, and to implement any such provisions the Company has entered into pursuant to contractual indemnity agreement with its directors and executive officers. The Company's Restated Certificate of Incorporation limits the personal liability of a director to the corporation or its stockholders to damages for breach of the director's fiduciary duty.

      In a suit brought to obtain a judgment in the corporation's favor, whether by the Company itself or derivatively by a stockholder, Section 145(b) of the DGCL only allows the Company to indemnify for expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense or settlement of the case, and the Company may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such persons shall have been adjudged liable to the Company except as otherwise approved by the Delaware Court of Chancery or the court in which the claim was brought. According to the statute, in any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceedings, as well as to expenses (including attorneys' fees).

      Section 145 of the DGCL also allows the Company to purchase and maintain insurance on behalf of its directors and officers against liabilities that may be asserted against, or incurred by, such persons in any such capacity, whether the Company would have the authority to indemnify such person against liability under the provisions of Section 145. The Company has purchased insurance on behalf of its directors and officers for such purposes.

      Insofar as indemnification for liabilities under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8. EXHIBITS.

EXHIBIT NO.                                  EXHIBIT
-----------                                  -------
4.1                  Specimen Common Stock Certificate of the Company (Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form 10, dated December 29, 1992).

4.2                  Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock
                     of Synagro Technologies, Inc. (Incorporated by reference to Exhibit 2.5 to the Company's
                     Current Report on Form 8-K, dated February 17, 2000).

4.3                  Certificate of Designations, Preferences and Rights of Series E Convertible Preferred Stock
                     of Synagro Technologies, Inc. (Incorporated by reference to Exhibit 2.3 to the Company's Current
                     Report on Form 8-K, dated June 30, 2000).

4.4                  Amended and Restated Warrant Agreement, dated August 14, 2000, by and between Synagro
                     Technologies, Inc. and GTCR Capital Partners, L.P. (Incorporated by reference to Exhibit
                     2.6 to the Company's Current Report on Form 8-K, dated August 28, 2000).

4.5                  TCW/Crescent Warrant Agreement dated August 14, 2000, by and among Synagro Technologies, Inc. and
                     TCW/Crescent Mezzanine partners II, L.P., TCW/Crescent Mezzanine Trust II, TCW Leveraged Income
                     Trust, L.P., TCW Leveraged Income Trust II, L.P., and TCW Leveraged Income Trust IV, L.P.
                     (Incorporated by reference to Exhibit 2.5 to the Company's Current Report on Form 8-K, dated
                     August 28, 2000).

4.6                  Form of Stock Purchase Warrant (Incorporated by reference to Exhibit 2.7 to the Company's
                     Current Report on Form 8-K, dated August 28, 2000).

4.7                  Amended and Restated Registration Agreement dated August 14, 2000, by and between Synagro Technologies,
                     Inc., GTCR Fund VII. L.P., GTCR Co-Invest, L.P., GTCR Capital Partners, L.P., TCW/Crescent Mezzanine
                     Partners II, L.P., TCW/Crescent Mezzanine Trust II, TCW Leveraged Income Trust, L.P., TCW Leveraged Income
                     Trust II, L.P., and TCW Leverage Income Trust IV, L.P.

                     (Incorporated by reference to Exhibit 2.8 to the Company's Current Report on Form 8-K, dated
                     August 28, 2000).

4.8                  Stockholders Agreement dated August 14, 2000, by and between Synagro Technologies Inc., GTCR Fund
                     VII, L.P., GTCR Co-Invest, L.P., GTCR Capital Partners, L.P., TCW/Crescent Mezzanine Partners II, L.P.,
                     TCW/Crescent Mezzanine Trust II, TCW Leveraged Income Trust, L.P., TCW Leveraged Income Trust II, L.P.,
                     and TCW Leveraged Income Trust IV, L.P. (Incorporated by reference to Exhibit 2.9 to the Company's Current
                     Report on Form 8-K, dated August 28, 2000).

4.9                  Form of TCW/Crescent Warrant (Incorporated by reference to Exhibit 2.10 to the Company's
                     Current Report on Form 8-K, dated August 28, 2000).

4.10                 Form of GTCR Warrant (Incorporated by reference to Exhibit 2.11 to the Company's Current
                     Report on Form 8-K, dated August 28, 2000).

*5.1                 Opinion of Alvin L Thomas II, Executive Vice President and General Counsel of the Company

*10.1                Synagro Technologies, Inc. 2000 Stock Option Plan

*23.1                Consent of Alvin L. Thomas II (included in the opinion filed as Exhibit 5.1 to this
                     Registration Statement)

*23.2                Consent of Registered Independent Public Accounting Firm

*24.1                Powers of Attorney (Included on Page II-5).

--------------------
*     Filed herewith

ITEM 9. UNDERTAKINGS.

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.

      Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 26th day of October, 2004.

                                      SYNAGRO TECHNOLOGIES, INC.

                                      By: /s/ Robert C. Boucher, Jr.
                                          -----------------------------
                                          Robert C. Boucher, Jr.
                                          President and Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ross M. Patten, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statements filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this Registration Statement, and to file the same, with all exhibits thereto, and all other statements, notices or other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 26, 2004.

              Signature                                     Title
              ---------                                     -----
/s/ Robert C. Boucher, Jr.                     President, Chief Executive Officer and
--------------------------------------         Director
Robert C. Boucher, Jr.

/s/ J. Paul Withrow                            Chief Financial Officer (Principal
--------------------------------------         Accounting Officer) and Director
J. Paul Withrow

/s/ Ross M. Patten                             Chairman of the Board
--------------------------------------
Ross M. Patten

/s/ Gene Meredith                              Director
--------------------------------------
Gene Meredith

/s/ Kenneth Chuan-Kai Leung                    Director
--------------------------------------
Kenneth Chuan-Kai Leung

/s/ Alfred Tyler, 2nd                          Director
--------------------------------------
Alfred Tyler, 2nd

/s/ David A. Donnini                           Director
--------------------------------------
David A. Donnini

/s/ Vincent J. Hemmer                          Director
--------------------------------------
Vincent J. Hemmer

/s/ George E. Sperzel                          Director
--------------------------------------
George E. Sperzel

                                  EXHIBIT INDEX

EXHIBIT NO.                           EXHIBIT
-----------                           -------
4.1               Specimen Common Stock Certificate of the Company (Incorporated
                  by reference to Exhibit 4.1 to the Company's Registration
                  Statement on Form 10, dated December 29, 1992).

4.2               Certificate of Designations, Preferences and Rights of Series
                  D Convertible Preferred Stock of Synagro Technologies, Inc.
                  (Incorporated by reference to Exhibit 2.5 to the Company's
                  Current Report on Form 8-K, dated February 17, 2000).

4.3               Certificate of Designations, Preferences and Rights of Series
                  E Convertible Preferred Stock of Synagro Technologies, Inc.
                  (Incorporated by reference to Exhibit 2.3 to the Company's
                  Current Report on Form 8-K, dated June 30, 2000).

4.4 Amended and Restated Warrant Agreement, dated August 14, 2000, by and between Synagro Technologies, Inc. and GTCR Capital
                  Partners, L.P. (Incorporated by reference to Exhibit 2.6 to the Company's Current Report on Form 8-K, dated August 28,
                  2000).

4.5 TCW/Crescent Warrant Agreement dated August 14, 2000, by and among Synagro Technologies, Inc. and TCW/Crescent Mezzanine partners II, L.P., TCW/Crescent Mezzanine Trust II, TCW
                  Leveraged Income Trust, L.P., TCW Leveraged Income Trust II,
                  L.P., and TCW Leveraged Income Trust IV, L.P. (Incorporated by reference to Exhibit 2.5 to the Company's Current Report on Form 8-K, dated August 28, 2000).

4.6               Form of Stock Purchase Warrant (Incorporated by reference to
                  Exhibit 2.7 to the Company's Current Report on Form 8-K, dated
                  August 28, 2000).

4.7               Amended and Restated Registration Agreement dated August 14,
                  2000, by and between Synagro Technologies, Inc., GTCR Fund
                  VII. L.P., GTCR Co-Invest, L.P., GTCR Capital Partners, L.P.,
                  TCW/Crescent Mezzanine Partners II, L.P., TCW/Crescent
                  Mezzanine Trust II, TCW Leveraged Income Trust, L.P., TCW
                  Leveraged Income Trust II, L.P., and TCW Leverage Income Trust
                  IV, L.P. (Incorporated by reference to Exhibit 2.8 to the Company's Current Report on Form 8-K, dated August 28, 2000).

4.8               Stockholders Agreement dated August 14, 2000, by and between
                  Synagro Technologies Inc., GTCR Fund VII, L.P., GTCR
                  Co-Invest, L.P., GTCR Capital Partners, L.P., TCW/Crescent
                  Mezzanine Partners II, L.P., TCW/Crescent Mezzanine Trust II,
                  TCW Leveraged Income Trust, L.P., TCW Leveraged Income Trust
                  II, L.P., and TCW Leveraged Income Trust IV, L.P.
                  (Incorporated by reference to Exhibit 2.9 to the Company's
                  Current Report on Form 8-K, dated August 28, 2000).

4.9               Form of TCW/Crescent Warrant (Incorporated by reference to
                  Exhibit 2.10 to the Company's Current Report on Form 8-K, dated August 28, 2000).

4.10              Form of GTCR Warrant (Incorporated by reference to Exhibit
                  2.11 to the Company's Current Report on Form 8-K, dated August
                  28, 2000).

*5.1              Opinion of Alvin L. Thomas II, Executive Vice President and
                  General Counsel of the Company

*10.1             Synagro Technologies, Inc. 2000 Stock Option Plan

*23.1 Consent of Alvin L. Thomas II (included in the opinion filed as Exhibit 5.1 to this Registration Statement)

*23.2             Consent of Registered Independent Public Accounting Firm

*24.1             Powers of Attorney (Included on Page II-5).

-----------------------------
*     Filed herewith